Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-89772) pertaining to the SCIMED Life Systems, Inc. Retirement Savings and Profit Sharing Plan of our report dated June 7, 1996, with respect to the financial statements and schedules of the SCIMED Life Systems, Inc. Retirement Savings and Profit Sharing Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1995.


Ernst & Young LLP

Minneapolis, Minnesota
June 26, 1996